                                                                     EXHIBIT 4.1

                            FORM OF STOCK CERTIFICATE

                                 PAR VALUE $.001

 NUMBER                                                                  SHARES

________                                                                ________

                               99 Cent Stuff, Inc.

               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK                                                   CUSIP 65440V 10 2

THIS CERTIFIES THAT

is the owner of

 Fully Paid and Non-Assessable Shares of Common Stock of 99 Cent Stuff, Inc., transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

 This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

___________________________                       ______________________________

Raymond Zimmerman, President                       Barry Bilmes, Secretary

                                    [S E A L]

                                     Countersigned:

                                     Signature Stock Transfer, Inc.

                                     One Preston Park

                                     2301 Ohio Drive, Suite 100

                                     Plano, Texas 75093